Exhibit 10.1

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

FINANCING AGREEMENT THROUGH CREDIT LINE No. [***], ENTERED INTO BETWEEN THE BRAZILIAN DEVELOPMENT BANK - BNDES AND EVE SOLUÇÕES DE MOBILIDADE AÉREO URBANA LTDA., AS STATED BELOW:

The BRAZILIAN DEVELOPMENT BANK – BNDES, also acting as Financial Agent of the National Fund on Climate Change (FNMC), established by Law no. 12.114, of December 9, 2009, herein referred to simply as the BNDES, a federal public company, with headquarters in Brasília, Federal District, and services in this City, at Avenida República do Chile nº 100, enrolled under CNPJ no. [***], by its undersigned representatives; and

EVE SOLUÇÕES DE MOBILIDADE AÉREO URBANA LTDA., hereinafter referred to as CLIENT, a limited liability company, with headquarters in São José dos Campos, State of São Paulo, at Rodovia Presidente Dutra, s/n, km 134, Bairro Eugênio Melo, Zip Code: 12247-004, enrolled under [***], by its undersigned representatives, have hereby agreed upon the content in the following clauses:

FIRST NATURE, AMOUNT AND PURPOSE OF THE AGREEMENT

The BNDES offers to the CLIENT, through this Agreement, a credit line in the amount of R$ 490,000,000.00 (four hundred and ninety million reais), divided into 2 (two) sub-credits, in the following amounts:

I-           Sub-credit "A": in the amount of R$ 80,000,000.00 (eighty million reais), to be provided with funds from the National Fund on Climate Change (FNMC), within the scope of the Climate Fund Program, Urban Mobility Subprogram, subject to the provisions of [***]; and

II-        Sub-credit "B": in the amount of R$ 410,000,000.00 (four hundred and ten million reais), within the scope of the BNDES FINEM Product, Encouraged Line A - Innovation, equivalent to US$ 80.162.671,56 (eighty million, one hundred and sixty-two thousand, six hundred and seventy-one US dollars and fifty-six cents US Dollars), considering the exchange rate, for sale, of the US dollar, disclosed by the Central Bank of Brazil for the base date of the 15 (fifteenth) of January of 2023, to be provided with funds raised by the BNDES in foreign currency, subject to the provisions of Clause Two (Update of the Amount of Sub-credit "B").

PARAGRAPH ONE

The credit is intended to support the first phase of the development of electric vertical take-off and landing (“eVTOLs”) aircraft.

PARAGRAPH TWO

The financing of goods and services intended to execute the purpose referred to in Paragraph One is subject to compliance with the rules and criteria of the BNDES System.

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SECOND UPDATE OF THE AMOUNT OF SUB-CREDIT "B"

The installment of Sub-credit "B" not released will be updated daily, [***].

THIRD CREDIT AVAILABILITY

The credit will be made available to the CLIENT in installments, [***], depending on the needs to execute the financed project, respecting, in any case, (i) the budgetary availability of the FNMC with regard to Sub-credit “A”, and (ii) the financial programming of the BNDES, which is subject to the definition of resources for its applications, by the National Monetary Council, with regard to Sub-credit “B”..

PARAGRAPH ONE

Upon release of the funds for this operation, the debts determined by law and those contractually authorized by the CLIENT will be made. The remaining total balance of the funds available to the CLIENT will be [***] transferred to [***].

PARAGRAPH TWO

The total credit of Sub-credits "A" and "B" must be used by the CLIENT within a period of up to 36 (thirty-six) months [***].

PARAGRAPH THREE

The amount of each installment of Sub-credit “A” to be made available to the CLIENT will not be subject to [***].

FOURTH INTEREST ON SUB-CREDIT "A" N

On the principal of the CLIENT's debt, interest is due at the rate of 4.55% (four point fifth five hundredth percent) per year (as remuneration).

              The interest will be calculated according to the formula below:

[***]

SOLE PARAGRAPH

The amount of interest on Sub-credit "A" will be payable [***].

FIFTH INTEREST ON SUB-CREDIT "B"

On the principal of the debt arising from Sub-credit "B", interest will be charged at the rate of 1.10% (one and ten hundredths’ percent) per year added to the Fixed Rate disclosed by the BNDES.

PARAGRAPH ONE

The interest levied on Sub-credit "B" will be calculated linearly by calendar days by the proportional system, [***]:

[***]

PARAGRAPH TWO

The Fixed Rate referred to in the head provision and Paragraph One of this Clause:

[***]

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PARAGRAPH THREE

The average amortization term of each installment of Sub-credit “B”, referred to in item I of Paragraph Two of this Clause, will be calculated according to the formula below :

[***]

SIXTH

UPDATE OF THE DEBT AMOUNT OF SUB-CREDIT "B"

The debit balance of the CLIENT from Sub-credit "B", including the principal, compensatory interest and arrears, reimbursement of income tax expenses, other expenses, commissions and other agreed upon charges, will be updated daily using the exchange rate variation index, for sale, of the US dollar, disclosed by the Central Bank of Brazil (PTAX).

SOLE PARAGRAPH

[***]

SEVENTH DEBT PROCESSING AND COLLECTION

The principal and charges will be collected by means of a billing document issued by the BNDES, in advance, for the CLIENT to settle those obligations on the maturity dates.

PARAGRAPH ONE

Failure to receive the billing document will not exempt the CLIENT from the obligation to pay the principal installments and charges on the dates established in this Agreement.

PARAGRAPH TWO

Considering that the debt related to Sub-credit "B" is subject to daily updates, pursuant to Clause Sixth (Update of the Debt Amount of Sub-credit "B"), the collection document referred to in this Clause will be issued by the BNDES with the indication of a reference amount in US dollars, the quotation of which must be obtained on the BNDES´ official website (www.bndes.gov.br), and the payment amount, due in currency, determined by the respective quotation valid for the actual payment day.

PARAGRAPH THREE

The BNDES will make the information, data and calculations that serve as a basis for calculating the amounts due from Sub-credit "B” available to the CLIENT.

EIGHTH AMORTIZATION

The principal of the debt arising from each Sub-credit of this Agreement will be paid to the BNDES as follows:

[***]

SOLE PARAGRAPH

The CLIENT undertakes to settle on the [***], with the last amortization installment, all obligations of this Agreement.

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NINTH

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT undertakes to:

I -

comply, as appropriate, until the final settlement of the debt arising from this Agreement, the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", approved by Resolution no. 665, of December 10, 1987, partially amended by Resolution no. 775, of December 16, 1991, by Resolution no. 863, of March 11, 1996, by Resolution no. 878, of September 4, 1996, by Resolution no. 894, of June 6, 1997, by Resolution no. 927, of April 1, 1998, by Resolution no. 976, of September 24, 2001, by Resolution no. 1.571, of March 4, 2008, by Resolution no. 1.832, of September 15, 2009, by Resolution no. 2.078, of 3.15.2011, by Resolution 2.139, of 8.30.2011, by Resolution no. 2.181, of 8.11.2011, by Resolution no. 2.556, of 12.23.2013, by Resolution no. 2.558, of 12.23.2013, by Resolution no. 2.607, of 4.8.2014, by Resolution no. 2.616, of 5.6.2014, by Resolution no. 3.148, of 5.24.2017, by Resolution no. 3.354, of 8.28.2018, by Resolution no. 3.377, of 10.17.2018, and by Resolution no. 3.439,of 12.27.2018, by Resolution no. 3.511, of 8.21.2019, by Resolution no. 3.523, of 9.12.2019, by Resolution no. 3.539, of 10.03.2019, by Resolution no. 3.593, of 02.06.2020, by Resolution no. 3.708, of 11.26.2020, by Resolution no. 3.728, of 1.14.2021, by Resolution no. 3.838, of 12.23.2021 and by Resolution no. 3.914, of 7.7.2022, all of the Board of Directors of the BNDES, published in the Federal Official Gazette (Section I), of 12.29.1987, 12.27.1991, 4.8.1996, 9.24.1996, 3.19.1997, 4.15.1998, 10.31.2001, 3.25.2008, 11.6.2009, 4.4.2011, 9.13.2011, 11.17.2014, 2.14.2014, 5.6.2014, 9.3.2014, 6.2.2017, 9.17.2018, 11.26.2018, 1.14.2019, 9.4.2019, 10.16.2019, 10.29.2019, 3.4.2020, 1.4.2021, 1.25.2021, 1.10.2022 and 7.13.2022, respectively, available on the official BNDES website (www.bndes.gov.br), whose content the CLIENT declares to know and accept as an integral and inseparable part of this Agreement, for all legal purposes and purposes;

II          - execute and complete the project hereby financed within a [***], from the signature date of this Agreement, without prejudice to the BNDES and is able to, under the guarantees constituted in this Agreement, extend said period, before its final term, or to grant an additional term, after said term, upon express authorization, regardless of another formality or registration, with the CLIENT's agreement;

III        - keep its obligations related to the project in good standing before the environmental agencies, during the effectiveness of this Agreement, subject to Paragraph Four of this Clause;

IV - notify the BNDES of the occurrence of environmental damage that may compromise the project, within [***] from the acknowledgment date, indicating the measures and actions in progress or already taken by the CLIENT to correct and/or remedy such damages and providing any documents produced/issued related to said event;;

V - notify the BNDES, within [***] from the date on which it becomes aware, that it or any of its managers / officers; its direct or indirect parent companies; its direct or indirect subsidiaries; its employees, agents or representatives; as well as suppliers of a product or service essential to execute the project(s)/operation are involved in an action, procedure and/or lawsuit, judicial or administrative, considered relevant under the terms of Paragraph Three conducted by a national or foreign administrative or judicial authority, provided that they are not under confidentiality or secrecy of justice;;

VI - present its financial statements for the previous financial year, audited by an independent external auditor duly registered with the Securities and Exchange Commission of Brazil, by the date of June 30 (thirty) of each year;

VII - formally inform the BNDES, within [***] from its formalization, accompanied by the respective documents, of a spin-off, consolidation or merger, including incorporation of shares, of the CLIENT or any other form of corporate reorganization involving the CLIENT, which implies a change of control, direct or indirect, subject to the provisions of article 39, item III and sole paragraph of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS";

VIII - communicate to the BNDES, on the date of the event, the name and CPF/MF of a person who, exercising a remunerated function or being among its owners, controllers or officers, has been elected or sworn in as a Federal Deputy or Senator;

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IX - submit to the BNDES, [***], information containing data identifying the goods or services financed, detailing, when applicable, the machine or equipment, the manufacturer or service provider, the amount, as well as other information that may be requested, in order to prove that the goods and services purchased with resources from this Agreement meet the standards and criteria of the BNDES System and, if applicable, that they are accredited in the BNDES System;;

X - include the trademarks of the Ministry of the Environment /Federal Government in all project disclosure material;

XI - not use, in fulfillment of the purpose(s) described in Clause First (Nature, Amount and Purpose of the Agreement), the resources of this Agreement in activity:
a) carried out in any country or territory that is subject to economic or financial sanctions, embargoes or restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority exercising jurisdiction over the CLIENT and/or its subsidiaries; or
b) that in any other way, results in a violation by any person (including the BNDES) of the sanctions referred to in this item;

XII - return the funds arising from Sub-credit "B" whose application is no longer justified by the CLIENT, in terms satisfactory to the BNDES, within a period to be established in the written notification sent by the BNDES, mentioned in Paragraph Two of Clause Twelfth (Notification), updated by the SELIC rate plus 1.10% (one and ten hundredths percent), from the release date of funds to the CLIENT until the date of their effective return, subject to the provisions of article 37 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS"; and

XIII - submit, within a period of [***], the licensing or the issuance of a certificate of completion of work or service, issued by the competent public authority, proven by means of the Work Completion Certificate, Inspection Certificate, Construction Completion Certificate, Use Permit, Housing Letter, Occupancy Certificate or other equivalent document capable of attesting to compliance with the standards on accessibility.

PARAGRAPH ONE

For the purposes of the special obligation referred to in item V of this Clause, the CLIENT is considered aware of:

I

- receipt of summons, subpoena or notification, judicial or out-of-court, made by a judicial or administrative authority, national or foreign;

II

- communication of the fact by the CLIENT to the competent authority; and

III

- adoption of a judicial or out-of-court measure by the CLIENT against the offender.

PARAGRAPH TWO

For the purposes of the special obligation referred to in item V of this Clause, the following are considered relevant:

For the purposes of the special obligation referred to in item V of this Clause, the following are considered relevant: For the purposes of the special obligation referred to in item V of this Clause, the following are considered relevant:

I	- all sanctioning administrative proceedings, public civil suits (including administrative misconduct), popular or collective, civil or criminal suits related to the crimes indicated below, when classified as probable or possible loss:
a) against the national or foreign public administration, against the economic or tax order, the financial system, the capital market or, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;
b) that imply discrimination of race or gender, child labor or slave labor, moral or sexual harassment or crimes against the environment;
II	- all sanctioning administrative proceedings, public civil suits (including administrative misconduct), popular or collective, civil or criminal suits that represent risk to the CLIENT's reputation, regardless of the object or the classification of probability of loss;
III	- procedures or lawsuits against employees, agents or representatives of the CLIENT, in which it can be held responsible or that pose a risk to its reputation;
IV	- procedures or lawsuits against suppliers of a product or service essential to execute the project that pose a risk to the CLIENT's reputation and/or execution of the project.

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PARAGRAPH THREE

In the cases provided for in Paragraph Two of this Clause, the CLIENT must, when requested by the BNDES and whenever available, provide a copy of any decisions rendered and any judicial or out-of-court agreements entered into within the scope of the aforementioned procedures, as well as detailed information on the measures adopted in response to such procedures.

PARAGRAPH FOUR

Non-compliance with Clause III of this Clause is considered to be characterized in the following hypotheses:

I	- when the statement submitted to the BNDES, pursuant to item III, items "a", "b" and "d" of Clause Twenty Two (Client Statements)ceases to be true, consistent, correct or sufficient, as provided for in Paragraph One of Clause Twenty Two (Client Statements)/
II	- when the statement referred to in item I above is requested and not submitted to the BNDES within the period provided for in Paragraph Two of Clause Twenty Two (Client Statements);
III	- non-existence or loss of validity and/or effectiveness of any of the environmental licenses, duly issued by the competent environmental agency, necessary for the implementation and/or operation of the project, according to the stage of the Project; or
IV	- existence of an administrative or judicial decision that (i) results in the suspension, invalidity or extinction of the environmental licensing of the project or (ii) determines the environmental irregularity of the project, provided that, in both cases, the effects of the decision are not suspended.

PARAGRAPH FIVE

For the purposes of the special obligation referred to in item IV of this Clause, the CLIENT is considered aware of:

I	- receipt of summons, subpoena or notification, judicial or out-of-court, made by a judicial or administrative authority.
II	- communication of the fact by the CLIENT to the competent authority; and
III	- adoption of a measure by the CLIENT to correct and/or remedy the damages.

PARAGRAPH SIX

For the purposes of the special obligation referred to in item XII of this Clause, from the release date of the funds to the effective return date, payments already made as compensatory interest or amortization of principal must be deducted from the updated amount to be refunded to the BNDES, if applicable.

PARAGRAPH SEVEN

Non-justified proof of the application of resources, in the form of item XII and Paragraph Six of this Clause, does not characterize a hypothesis of acceleration of maturity of this Agreement, under the terms of Clause Sixteenth (Acceleration of Maturity).

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TENTH RESPONSIBILITY IN BUSINESS SUCCESSION

In the event of business succession, the eventual successors of the CLIENT will be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH

The provisions of the “head provision" of this Clause do not apply if there is prior consent from the BNDES for the removal of solidarity in a partial spin-off.

ELEVENTH INFRASTRUTURE FEE RELEASE CONDITIONS

Financial collaboration release, in addition to the fulfillment, as appropriate, of the conditions provided for in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned above, and those established in the “MONITORING RULES AND INSTRUCTIONS", referred to in article 2 of the same "PROVISIONS", is subject to compliance with the following:

I

- For release of the first installment of the credit related to Sub-credit "A": entry into force of Law no. 14.286/2021, especially regarding the repeal of articles 37 and 39 of Law no. 4131/62.

II

- For release of each installment of the credit: [***]

III

- In order to release the installment of the credit for investments in civil works, the CLIENT must present: [***]

SOLE PARAGRAPH

After the period of use provided for in Clause Third (Credit Availability), without any release of funds, including due to the non-compliance with condition(s) provided for in this Clause, the BNDES may, at its discretion, terminate this Agreement by communicating to the CLIENT, regardless of any other formality or registration, with the consequent extinction of all rights and obligations arising therefrom, as well as the release of guarantees eventually constituted, and the CLIENT is responsible for canceling the records related to this Agreement at the competent notary offices

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TWELFTH NOTIFICATION

The BNDES, in the event of detecting the occurrence of an event that may characterize the breach of an obligation established in this Agreement, in relation to which there is no fixed term for its fulfillment, will notify the CLIENT in writing, giving it a period of up to 30 (thirty) days, from the receipt date of the notification, to present proof of correction and/or justification about said event.

PARAGRAPH ONE

The BNDES may, at its discretion, without prejudice to other measures and penalties provided for in this Agreement and in the "PROVISIONS APPLICABLE TO BNDES CONTRACTS":

I.	accept the proof of correction and/or justification presented, and must inform the CLIENT in writing;
II.	require the return of funds, notifying the CLIENT to do so;
II.	- suspend the financial collaboration release; and/or
IV.	- declare acceleration of maturity of the Agreement, pursuant to Clause Sixteenth (Acceleration of Maturity), and also, if the purpose set forth in Clause First (Nature, Amount and Purpose of the Agreement), apply the provisions of Paragraph One of Clause Sixteenth (Acceleration of Maturity).

PARAGRAPH TWO

In the event provided for in item II of Paragraph One of this Clause, the written notification to be sent by the BNDES must contain the amount to be refunded, the return period and the information necessary for payment of the amount to be returned.

PARAGRAPH THREE

At the discretion of the BNDES, the measure referred to in item III of Paragraph One of this Clause may be determined prior to the CLIENT's notification.

THIRTEENTH SURETYSHIP TO BE PROVIDED

The personal guarantee of this Agreement will be the guarantee to be formalized by means of a Letter of Guarantee, according to the model provided by the BNDES, to be provided by a financial institution that, at the discretion of the BNDES, is in an economic and financial situation that gives it a degree of notorious solvency, and the guarantor will be obliged as a joint debtor and principal payer of the obligations arising from this Agreement, until its final settlement, limited to the liability of the debt installments, in amounts to be defined, pursuant to Item I of Clause Eleventh (Infrastructure Fee Release Conditions), with express waiver of the benefits of articles 366, 827 and 838 of the Civil Code, established that any change in the term or amount of the guarantee always depends on the prior consent of the guarantor.

PARAGRAPH ONE

The Letter(s) of Guarantee, presented during the period of use of the credit, will be issued with maturity in the 36th (thirty-sixth) month after contracting, and must be replaced or renewed by [***] prior to the end of the term of its effectiveness, under penalty of acceleration of maturity of this Agreement.

PARAGRAPH TWO

The subsequent Letter(s) of Guarantee will be issued for a minimum period of 36 (thirty-six) months, and must be replaced or renewed [***] prior to the end of the term of its effectiveness, under penalty of acceleration of maturity of this Agreement.

PARAGRAPH THREE

The last letter(s) of guarantee to be presented must expire on [***] from the last amortization installment of this Agreement.

FOURTEENTH DEFAULT

In the event of default of the obligations assumed by the CLIENT, the provisions of arts. 40 to 47-A of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Nineth (Special Obligations of the CLIENT), item I.

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FIFTEENTH EARLY DEBT SETTLEMENT

In the event of early debt settlement, the guarantees will be released, observing the provisions of art. 18, of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned in Clause Nineth (Special Obligations of the CLIENT), item I.

PARAGRAPH ONE

Early, partial or total settlement of the installment(s) of resources that make up Sub-credit "A", when authorized by the BNDES, must be carried out along with the amounts calculated corresponding to the debit balances, on the settlement date of Sub-credit "B" provided for in Clause First (Nature, Amount and Purpose of the Agreement), respecting the proportionality between the debit balances of these Subcredits.

PARAGRAPH TWO

In the event of early, partial or full settlement of the debt not referenced “[***]”, on its own initiative or responsibility, the CLIENT undertakes to pay, on the settlement date, the principal amount plus accrued and unpaid interest or the amount equivalent to the present amount of future payments provided for in this agreement until its regular maturity, whichever is greater.

PARAGRAPH THREE

The present amount referred to in the previous paragraph will be calculated by discounting the amount of future interest and amortization payments provided for in this contract by the sum of items (I) and (II) below:

(i)      the forward structure of the interest rate related to the market index applicable to the contract under settlement, obtained on the platform of the Brazilian Financial and Capital Markets Association (ANBIMA) or another similar provider; and

(ii)       “[***]”.

PARAGRAPH FOUR

The methodology referred to in Paragraph Two does not apply to operations in shortage of principal, for which the BNDES may arbitrate the non-receipt and alternative costs.

SIXTEENTH ACCELERATION OF MATURITY

The BNDES may declare this Agreement as matured in advance, with the enforceability of the debt and immediate suspension of any disbursement, if, in addition to the cases provided for in “[***]” of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Nineth (Special Obligations of the CLIENT), item I, are proven by the BNDES:

a)     the existence of a final and unappealable conviction due to the practice of acts, by the CLIENT, that result in child labor, slave labor or crime against the environment;

b)     the falsity of the statements presented in Clause Twenty Two (CLIENT Statements)

c)     the request for judicial, out-of-court recovery, self-declared bankruptcy, as well as the decree of bankruptcy or liquidation of the CLIENT;

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d)	failure to comply with the obligations related to the guarantees, assumed in this agreement or in its own instrument.
e)	the practice by the CLIENT (i) of the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Agreement, as well as (ii) harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market or the national or foreign public administration, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;
f)	the inclusion, in a corporate agreement, articles of incorporation or organization of the CLIENT, or of the companies that control it, of a provision by which a special quorum is required for the resolution or approval of matters that limit or restrict the control of any of these companies by the respective controllers, or, also, the inclusion in those documents, of a provision that results in:
i)	restrictions on the CLIENT's growth capacity or technological development;
ii)	CLIENT's access restrictions to new markets; or
iii)	restrictions or impairment of the ability to pay the financial obligations arising from this operation;
g)	failure to replace the Bank-issued Guarantee Letter(s) within the period established in Paragraphs One and Two of Clause Thirteenth (Suretyship to be provided).

PARAGRAPH ONE

This Agreement will have accelerated maturity, with the enforceability of the debt and immediate suspension of any disbursement, in the event of application of the funds granted by this Agreement for a purpose other than that provided for in Clause One (Nature, Amount and Purpose of the Agreement). The BNDES will communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law nº. 7.492, of June 16, 1986.

PARAGRAPH TWO

This Agreement will also expire in advance, with the enforceability of the debt and immediate suspension of any disbursement, on the election date as a Federal Deputy or Senator, of a person who performs a remunerated function for the CLIENT, or is among its owners, controllers or officers, persons involved in the prohibitions provided for by the Federal Constitution, article 54, items I and II. There will be no more default charges, provided that the payment occurs within 5 (five) business days from the election date, under penalty of not incurring the charges provided for the cases of acceleration of maturity due to default.

PARAGRAPH THREE

Declaration of the acceleration of maturity based on the provisions of item "a" will not occur if the imposed repair is made or while the sentence imposed on the CLIENT is being served, subject to due legal process.

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SEVENTEENTH MATURITY ON HOLIDAYS

Any maturity of the principal amortization installment and charges that occur on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, will, for all purposes and effects of this Agreement, be moved to the first subsequent business day, and the charges will be calculated up until that date, and the following regular period of determination and calculation of the charges of this Agreement will also begin on that date.

SOLE PARAGRAPH

For the purposes of the head provision of this Clause, unless expressly provided otherwise, the holidays of the place where the CLIENT's headquarters is located, whose address is indicated in this Agreement, will be considered.

EIGHTEENTH STRUCTURE FEE FOR FINANCIAL COOPERATION

[***].

PARAGRAPH ONE

[***].

PARAGRAPH TWO

[***].

PARAGRAPH THREE

[***].

NINETEENTH COMMISSIONS AND CHARGES

The CLIENT declares itself aware that it will pay the BNDES Commissions and Charges due to the request for services or other activities, observing the hypotheses of incidence and the amounts disclosed by the BNDES on the website www.bndes.gov.br.

TWENTIETH FORUM

The Forums are elected to settle disputes arising from this Agreement, which cannot be resolved out of court, [***] and the headquarters of the BNDES.

TWENTY-FIRST ENVIRONMENTAL LIABILITY

The CLIENT undertakes, regardless of fault, to reimburse the BNDES for any amount that it is compelled to pay due to environmental damage arising from the project referred to in Clause First (Nature, Amount and Purpose of the Agreement), as well as to indemnify the BNDES for any loss or damage that it may suffer as a result of said environmental damage.

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 TWENTY-SECOND CLIENT STATEMENTS

The CLIENT hereby represents and warrants to the BNDES that:

I -  Regarding the legitimacy to contract:

  it has full power, authority and capacity to enter into this Agreement and fulfill the obligations assumed herein, having adopted all necessary corporate measures to authorize the respective execution;;
  there is no Federal Deputy, nor Senator elected or sworn in, exercising a paid function or among its owners, controllers or officers, not configuring the prohibitions provided for by the Federal Constitution, art. 54, items I and II;

II -  Regarding fair practices:

a)     complies with anti-corruption laws, regulations and policies, as well as the determinations and rules issued by anybody or entity, national or foreign, to which it is subject by legal or contractual obligation, whose purpose is to inhibit or prevent corrupt practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market or the national or foreign public administration, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

b)     it is not aware that suppliers of a product or service essential to execute the project/operation have performed any act related to it that violates any of the standards mentioned in item "a" of this item;

c)     neither the CLIENT nor its direct or indirect subsidiaries carry out any activity in another country or territory other than the Federative Republic of Brazil, and they became aware of the applicability to themselves and their subsidiaries from another jurisdiction than Brazil;

d)     it is not aware of any facts that have not been expressly stated and that, if known, could adversely affect the decision to grant the financing;

e)     it does not offer, promise, give, authorize, request or accept, nor will it offer, promise, give, authorize, request or accept, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Agreement, nor does it practice and will not practice harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market or the national or foreign public administration, of "laundering" or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

f)     it does not practice acts that imply discrimination of race or gender, child labor, slave labor, or that characterize moral or sexual harassment, or that imply a crime against the environment and will not practice said acts during the effectiveness of this Agreement;

g)    it takes and will take, during the effectiveness of this Agreement, all measures at its disposal to prevent its administrators/officers or its subsidiaries; its employees, agents or representatives; as well as suppliers, product or service essential to execute the project/operation, from performing the acts described in items ‘f’ and ‘g’ above;

III   - With regard to socio-environmental aspects:

a)         it complies with the provisions of the legislation related to the National Environmental Policy and adopts measures and actions aimed at avoiding or correcting damages or violations to the environment, safety and occupational medicine that may be caused as a result of the project referred to in Clause One (Nature, Amount and Purpose of the Agreement);

b)        it is regular before the environmental agencies and remain valid all licenses, authorizations, grants and the like currently necessary for the project referred to in Clause One (Nature, Amount and Purpose of the Agreement) presented to the BNDES;

c)         it observes the legislation applicable to persons with disabilities in the execution of the project referred to in Clause One (Nature, Amount and Purpose of the Agreement), in particular the requirements set forth in Law no. 13.146, of July 6, 2015 (Statute on Persons with Disabilities);

d)         it observes the following international agreements ratified by Brazil: I) Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin-Based Weapons and on their Destruction, promulgated by Decree no. 77.374, of 04/01/1976; II) Vienna Convention for the Protection of the Ozone Layer and the Montreal Protocol on Substances that Deplete the Ozone Layer, promulgated by Decree no. 99.280, of 06.06.1990; III) Basel Convention on the Control of Transboundary Movements of Hazardous Waste and their Disposal, promulgated by Decree no. 875, of 07.19.1993; IV) Treaty on the Non-Proliferation of Nuclear Weapons, promulgated by Decree no. 2.864 of 12.07.1998; V) International Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on the Destruction of Existing Chemical Weapons in the World, promulgated by Decree no. 2.977 of 03.01.1999; VI) Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction, promulgated by Decree no. 3.128 of 08.05.1999; VII) Convention on International Trade in Endangered Species of Wild Fauna and Flora – CITES, pursuant to Decree no. 3.607, of 09.21.2000; VIII) Stockholm Convention on Persistent Organic Pollutants; and IX) Minamata Convention on Mercury, promulgated by Decree no. 9.470, of 08.14.2018;

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f)         the project referred to in Clause One (Nature, Amount and Purpose of the Agreement) does not provide for the reduction of the CLIENT's permanent staff;

e)        it is not aware of any fact or event, including the issuance of an administrative or judicial decision, that compromises the environmental regularity of the financed project;

IV  -  With regard to tax aspects:

a)            it is regular with tax obligations, including social, labor and social security contributions;

V     -  Regarding the other legal impediments to contracting

a)      there is no default with the Federal Government, its organs and entities of the direct and indirect administrations, except for the notes whose handling has been specified, and this statement does not include obligations whose proof of compliance must be made by means of a certificate, due to the legislation in effect;

b)        there is nothing against it or its Officers: (i) André Duarte Stein; (ii) Eduardo Siffert Couto and (iii) Luiz Felipe Ribeiro Valentini, lawsuits, final administrative sanctioning decision, issued by a competent authority or body, due to the practice of acts that result in discrimination of race or gender, child labor or slave labor, and/or final and unappealable conviction, rendered as a result of said acts, or others that characterize moral or sexual harassment, or that imply a crime against the environment;

c)        there is no administrative or judicial conviction against it and its officers, already qualified, capable of producing effects, which results in a prohibition to enter into contracts with official financial institutions or with the Public Administration, or to receive incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or controlled by the government, due to the practice of unlawful acts defined by law.

PARAGRAPH ONE

The CLIENT will communicate to the BNDES any change in material fact that causes the statements made in this Clause to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Agreement. In the event of this communication, the CLIENT undertakes to provide the BNDES, when requested and within the period indicated by it, with the information and documents necessary to understand the factual situation and the measures adopted by the CLIENT. If the BNDES does not receive any communication from the CLIENT in this regard, the statements made by the CLIENT in the form of the head provision will be considered valid and reiterated throughout the effectiveness of this Agreement.

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PARAGRAPH TWO

The CLIENT will, whenever requesting the release of an installation of the financial collaboration or whenever requested by the BNDES, within [***] from the receipt date of the notification, expressly reiterate the statements made in this Clause, subject to the provisions of Paragraph One.

PARAGRAPH THREE

The CLIENT undertakes to maintain, during the effectiveness of this Agreement, performance compatible with the statements made in the head provision and in the form of Paragraphs One and Two of this Clause, being aware that if such statements are not or cease to be true, consistent, correct or sufficient, the applicable legal sanctions, of a civil and criminal nature, may be applied, in addition to the acceleration of maturity of the Agreement.

PARAGRAPH FOUR

For the purposes of item ‘i‘ of item II of the head provision of this Clause, measures are considered to prevent the practice of corrupt conduct, among others, the implementation, maintenance and/or improvement of internal control practices and/or systems, including standards of conduct, integrity policies and procedures, in order to ensure faithful compliance with national or foreign legislation applicable to the CLIENT and/or its subsidiaries.

PARAGRAPH FIVE

For the purposes of item II of the head provision of this Clause, the following definitions are adopted:

I	- Sanctioned Country: any country or territory that is, or whose government is, subject to Sanctions;
II	- Sanctioned Person: any individual or legal entity, authority or governmental body with whom transactions are restricted or prohibited by Sanctions;
III	- Sanctions: economic or financial sanctions, embargoes and restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority exercising jurisdiction over the CLIENT, its subsidiaries, or any of their respective officers or directors, employees, agents and representatives, due to their domicile or business activities.

TWENTY-THIRD ADVERTISING

[***].

TWENTY-FOURTH TRANSFER OF SECRECY

The CLIENT declares that it is aware that the BNDES will provide the Federal Court of Accounts (TCU), the Federal Public Prosecutor's Office (MPF), the Office of the Comptroller General (CGU) and, when the funding resources originate from the Worker Support Fund - FAT, also to the Deliberative Council of the Worker Support Fund (CODEFAT) and the Ministry linked to it, or other public agency that succeeds it, the information that is requested by them, with the transfer of the duty of secrecy.

TWENTY-FIFTH PERSONAL DATA ACCESS AND PROTECTION

The PARTIES, in compliance with the provisions of Law no. 13.709/2018 (General Data Protection Regulation - LGPD), in the current legislation on personal data protection and in any determinations of regulatory bodies/entities, undertake to protect the rights related to personal data processing, and, therefore, adopt measures of good governance under the technical aspect, including security, legal and administrative, observing mainly the following:

I.	the personal data processed as a result of this agreement must be accurate and updated. Processing must comply with the parameters provided for in the legislation, especially in the LGPD and must also be in accordance with the purposes expressed in this AGREEMENT, except for the latter requirement, in cases where the PARTIES are considered independent controllers;
II.	each PARTY will be an independent controller, for the purposes of this AGREEMENT, and it is appropriate to individually define the appropriate legal bases and guidelines for processing operations, in relation to the following personal data: (i) that they will collect directly from the respective data subjects, provided that this processing operation is based on their own decisions; (ii) arising from their own databases; and (iii) related to their body of collaborators, employees and/or agents involved in the regular execution of this AGREEMENT;
III.	personal data received from the other PARTY as a result of this Agreement must be deleted once it has been processed, except when the Law allows such data to be kept after this event.

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PARAGRAPH ONE

The PARTIES authorize the disclosure of personal data expressly contained in this Agreement, such as name, CPF, position of the legal representatives who subscribed to this instrument and those mentioned as responsible for receiving any notifications, for the purpose of publicizing credit operations on their institutional website, committing to inform about the use of such personal data, when applicable, to their respective data subjects, as well as undertake to collect consent, when necessary, as provided for in the LGPD.

PARAGRAPH TWO

The Security Incident, as well as unauthorized improper access and the leak or loss of personal data, will be the sole responsibility of the PARTY giving rise to it, and solidarity or subsidiarity will not apply if the other PARTY has not processed the personal data object of the incident and has not violated the personal data protection legislation.

TWENTY-SIXTH  PERSONAL DATA PROCESSED BY THE BNDES

              The BNDES, whenever it is characterized as a controller of personal data, in accordance with the Corporate Policy for Personal Data Protection of the BNDES System (PCPD) and the Corporate Policy for Information Security of the BNDES System (PCSI), may only process the personal data shared based on the hypotheses provided for in the LGPD (legal basis), following the principles provided for in this legislation, in particular that of adequacy, security, prevention and minimization.

PARAGRAPH ONE

Personal data processing, including administrators, partners, individual guarantee providers, may occur in the cases shown in the Terms of Use and Privacy Notice of the Client´s Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-docliente.  Among the intended purposes we highlight the following:

a)	to execute contractual obligations (e.g., data of the company's collaborators to enable notifications, contact information of legal representatives, administrators or commercial contacts to enable billing to be sent and financial resources to be released);
b)	for compliance with legal or regulatory obligations (e.g. data from partners, administrators and guarantee providers to carry out the necessary steps to comply with the rules on the prevention of money laundering, financing of terrorism and the proliferation of weapons of mass destruction);
c)	to protect the credit granted (e.g. data of partners and guarantee providers to carry out consultations and sharing with institutions that provide services related to credit analysis, including the Credit Information System - SCR); and
d)	to improve and optimize customer experience (e.g. contact information of company collaborators to send offers of products similar to those contracted).

PARAGRAPH TWO

              The personal data processed, including those related to financing/loan operations or another form of financial support, may be shared with the people listed in the Terms of Use and Privacy Notice of the Client´s Portal, available at the following link:

https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-docliente., which we highlight the following:

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a)	international organizations, with which the BNDES raises funds, such as the Inter-American Development Bank (IDB) and the World Bank, for the purpose of demonstrating the correct application of funds, subject to the provisions of the LGPD on the subject;
b)	with control entities and bodies, such as the Central Bank of Brazil, the Federal Court of Accounts, the Federal Comptroller General's Office, the Federal Public Prosecutor's Office and the Federal Police, whenever requested by these entities; and
c)	with entities and bodies that are members of the Direct and Indirect Public Administration (such as Ministries, autarchies and public companies), for the purposes of accountability and execution/formulation of public policies, for the fulfillment of other legal or regulatory obligations or, also, in accordance with the other legal bases provided for in the LGPD.

PARAGRAPH THREE

The data subjects of personal data processed may answer questions related to the legislation on personal data protection through e-mail to be sent to the following e-mail address: dpo_encarregado@bndes.gov.br, and exercise the rights mentioned below through the Fala.BR Channel - Integrated Platform for Ombudsman and Access to Information, available at https://www.bndes.gov.br/wps/portal/site/home/quem-somos/canaisatendimento/ouvidoria/ouvidoria-envie-sua-mensagem, as informed in the Terms of Use and Privacy Notice:

a)   access to data;

b)   confirmation of the existence of processing;

c)   correction of incomplete, inaccurate or outdated data;

d)   withdrawal of consent, ratifying the processing carried out under the support of the consent previously expressed;

e)   knowing with which public and private entities the BNDES shared its data; and

f)   request for anonymization, blocking or deletion of unnecessary, excessive or processed data in violation of the provisions of the General Personal Data Protection Regulation (LGPD).

TWENTY-SEVENTH COMMUNICATIONS

All communications arising from this Agreement must be made in writing and sent by courier, letter or e-mail to the following addresses or to any other that the BNDES or the CLIENT may communicate:

The BNDES:	Av. República do Chile, nº 100, Centro
Rio de Janeiro - RJ
Zip Code 20.031-917
Tel.: “[***]”
E-mail: “[***]”
C/O: “[***]”

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CLIENT:	EVE Soluções de Mobilidade Aérea Urbana Ltda.
[***]
Rodovia Presidente Dutra, s/nº - km 134 – Eugênio Melo
12247-004 São José dos Campos – SP

Tel.: [***]

E-mail: [***]

At: [***]

SOLE PARAGRAPH

Any communications under this Agreement will be valid and considered delivered on the receipt date, as evidenced by a protocol signed by the party to which it is delivered; in the case of transmission by mail, upon acknowledgment of receipt; or, in the case of transmission by electronic mail (e-mail), on the sending date of the correspondence, if sent by the end of the recipient´s business day and, if after that time, on the subsequent business day.

TWENTY-EIGHTH EFFECTIVENESS OF THE AGREEMENT

The effectiveness of this Agreement is subject to its return to the BNDES, which may occur electronically, within [***]~~,~~ as of the date on which it was attached to the end of this Instrument, with the signature of the legal representatives of the CLIENT, and the BNDES must send electronic correspondence to the CLIENT about the fulfillment of this condition.

PARAGRAPH ONE

The term established in the head provision of this Clause may be extended by the BNDES upon communication to the CLIENT.

PARAGRAPH TWO

[***].

TWENTY-NINTH TERMINATION OF THE AGREEMENT

If the obligation of the CLIENT, established in Clause TWENTY-EIGHTH (Effectiveness of the Agreement), is not fulfilled, this Agreement will be considered terminated by operation of law, in which case the BNDES will communicate the termination to the CLIENT.

The CLIENT EVE Soluções de Mobilidade Aérea Urbana Ltda. presented a Positive Certificate with Negative Effects of Debts related to Federal Taxes and Active Debt of the Federal Government - CPEND no [***], issued on [***], by the Federal Revenue Service of Brazil and by the Attorney General´s Office of the National Treasury, valid until A [***].

The BNDES is hereby represented by the undersigned and identified legal representatives of the BNDES, pursuant to the power of attorney drawn up in Book no. [***], pages [***], of the [***] Capital of [***].

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure no. 2.200-2/2001, and consider, for all purposes, the date set at the end of the Instrument as that of the legal formalization of this Agreement.

In witness whereof, they sign this instrument, along with the witnesses below, who also sign by means of a digital certificate issued in the ICP-Brasil standard.

Rio de Janeiro, January 19, 2023

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Signature Page

By the BNDES:

/s/ Ricardo Rivera De Sousa Lima	/s/ Julio Costa Leite
The BRAZILIAN DEVELOPMENT BANK - BNDES

By the CLIENT:

/s/ Thiago Kenzo Kajimura	/s/ Eduardo Siffert Couto
EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA.

WITNESSES:

/s/Luiz Agusto Cutti	/s/Luiz Felipe Ribeiro Valentini
Name: Luiz Agusto Cutti	Name: Luiz Felipe Ribeiro Valentini:
ID: [***]	ID: [***]
CPF: [***]	CPF: [***]